UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2005

LIN TV Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31311	05-0501252

(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

Four Richmond Square, Suite 200, Providence, Rhode Island	02906
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 454-2880

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On February 23, 2005, the Board of Directors of LIN TV Corp. (the "Company") approved changes to the arrangements with respect to compensation of non-employee directors, which provide that (i) the annual retainer paid to each non-employee director for service on the Board of Directors is increased from $20,000 to $30,000, (ii) the additional annual retainer paid to the Audit Committee Chairperson is increased from $5,000 to $10,000, and (iii) the additional annual retainer paid to each of the Compensation Committee Chairperson and the Nominating and Corporate Governance Committee Chairperson is increased from $5,000 to $7,500. Half of the annual retainer may be paid in the Company's stock if the director so elects. The changes are effective as of January 1, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIN TV Corp.
Date:	February 28, 2005	By: /s/ William A. Cunningham Name: William A. Cunningham
Title: Vice President and Controller

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